Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-143946, 333-108032 and 333-102383 on Form S-8 of our report dated June 21, 2007, appearing in this Annual Report on Form 11-K of Bank of Granite Employee’s Profit Sharing Retirement Plan and Trust for the year ended December 31, 2006.
/s/ Dixon Hughes PLLC
Dixon Hughes PLLC
Charlotte, North Carolina
June 21, 2007